EX.-99.B9(d)


                         CROSS INDEMNIFICATION AGREEMENT


      THIS AGREEMENT is made as of the 27th day of June, 1995, by and among Nations Fund, Inc. (the "Company"), a Maryland corporation, Nations Fund Trust (the "Trust"), a Massachusetts business trust and Nations Fund Portfolios, Inc. ("Nations Portfolios"), a Maryland corporation.

      WHEREAS, the Company is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "1940 Act"), currently consisting of five operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

      WHEREAS, the Trust is an open-end management investment company registered as such under the 1940 Act, currently consisting of thirty-four operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

      WHEREAS, Nations Portfolios is an open-end management investment company registered as such under the 1940 Act, currently consisting of three operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

      WHEREAS, the Company, the Trust and Nations Portfolios plan to offer, on a continuous basis, shares of common stock, units of beneficial interest and shares of common stock, respectively, in their investment portfolios ("Securities") in a combined set of prospectuses ("Prospectuses") and/or preliminary prospectuses ("Preliminary Prospectuses") (such offering of Securities to be hereinafter referred to as the "Joint Offering") and plan to file, from time to time, such combined set of prospectuses and other materials with the Securities and Exchange Commission ("SEC") (such filings with the SEC to be referred to herein as the "Registration Statements");

      NOW THEREFORE, the Company, the Trust and Nations Portfolios hereby agree as follows:


      (1) (a) The Company will indemnify and hold harmless the Trust and Nations Portfolios against any losses, claims, damages or liabilities, to which the Trust or Nations Portfolios may become subject under the Securities Act of 1933 (the "Act"), the 1940 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectuses, any Preliminary Prospectuses, the Registration Statements, any other Prospectuses relating to the Securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make


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            the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust or Nations Portfolios by the Company expressly for use therein; and will reimburse the Trust and Nations Portfolios for any legal or other expenses reasonably incurred by the Trust or Nations Portfolios in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company by the Trust or Nations Portfolios expressly for use in the Offering Documents.

            (b) The Trust will indemnify and hold harmless the Company and Nations Portfolios against any losses, claims, damages or liabilities to which the Company or Nations Portfolios may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company or Nations Portfolios by the Trust expressly for use therein; and will reimburse the Company and Nations Portfolios for any legal or other expenses reasonably incurred by the Company or Nations Portfolios in connection with investigating or defending any such action or claim; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust by the Company or Nations Portfolios expressly for use in the Offering Documents.


            (c) Nations Portfolios will indemnify and hold harmless the Company and the Trust against any losses, claims, damages or liabilities to which the Company or the Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the


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            Company or the Trust by Nations Portfolios expressly for use therein; and will reimburse the Company and the Trust for any legal or other expenses reasonably incurred by the Company or the Trust in connection with investigating or defending any such action or claim; provided, however, that Nations Portfolios shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to Nations Portfolios by the Company or the Trust for use in the Offering Documents.

            (d) Promptly after receipt by an indemnified party under subsection
            (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party or parties under such subsection, notify the indemnifying party or parties in writing of the commencement thereof; but the omission to so notify the indemnifying party or parties shall not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate therein and, to the extent that either indemnifying party or both shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party or parties to such indemnified party of its or their election so to assume the defense thereof, the indemnifying party or parties shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

       2. This agreement may be executed simultaneously in three or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their authorized officers designated below as of the day and year first written above.

                          NATIONS FUND, INC.


                          By:    /s/ A. Max Walker
                                 ---------------------------
                                 A. Max Walker
                                 Chairman of the Board of
                                 Directors



                          NATIONS FUND TRUST


                          By:    /s/ A. Max Walker
                                 ---------------------------
                                 A. Max Walker
                                 Chairman of the Board of
                                 Trustees



                          NATIONS FUND PORTFOLIOS, INC.


                          By:    /s/ A. Max Walker
                                 ---------------------------
                                 A. Max Walker
                                 Chairman of the Board of
                                 Directors
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